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                                                                    EXHIBIT 99.2


                                                           August 20, 2001


To whom it may concern:

                  The undersigned, Andrew M. Stern, hereby consents to being named as a designatee to be elected as a director of AMN Healthcare Services, Inc., a Delaware corporation, in Amendment No. 1 to its Registration Statement on Form S-1, Registration No. 333-65168, filed on August 21, 2001, all prospectuses related thereto and all subsequent amendments thereto.

                                    Yours Sincerely,



                                    /s/ Andrew M. Stern
                                    -------------------------------------------
                                         Andrew M. Stern